Exhibit 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-211301) of Summit Therapeutics plc of our report dated May 15, 2018 relating to the financial statements of Discuva Limited, which appears in this Report on Form 6-K.

/s/ PricewaterhouseCoopers LLP
Reading, UK
May 15, 2018